Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement, as amended by Post-Effective Amendment No. 1, of AEGON Ltd. on Form S-8 (No. 333-238186) of our report dated June 25, 2025, with respect to the financial statements and supplemental schedule of Transamerica 401(k) Retirement Savings Plan included in this Annual Report on Form 11-K as of December 31, 2024 and 2023 and for the year ended December 31, 2024.

/s/ Forvis Mazars, LLP
West Des Moines, Iowa
June 25, 2025

18